Exhibit 99.1

Non-GAAP Financial Measures

The following sets forth certain Non-GAAP Financial Measures, specifically EBITDA, Adjusted EBITDA, Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations for the fiscal years ended January 2, 2011, January 1, 2012 and December 31, 2012. All amounts are presented in thousands.

	Fiscal Year Ended
	January 2, 2011	January 1, 2012	December 31, 2012
EBITDA(1)	$169,764	$265,116	$272,814
Adjusted EBITDA(1)	208,083	301,415	318,896
Funds From Operations(2)	86,914	114,313	196,592
Normalized Funds From Operations(2)	119,711	169,325	188,375
Adjusted Funds From Operations (AFFO)(2)	122,815	181,428	208,551

(1)	We define EBITDA as income from continuing operations before net interest expense, income tax provision (benefit), depreciation and amortization, and tax provision on equity in earnings of affiliates. We define Adjusted EBITDA as EBITDA further adjusted for net income/loss attributable to non-controlling interests, non-cash stock-based compensation expenses, non-cash interest expense, and certain other adjustments as defined from time to time. We believe that Adjusted EBITDA is useful to investors as it provides information about the performance of our overall business because such measure eliminates the effects of certain charges that are not directly attributable to our underlying operating performance, it provides disclosure on the same basis as that used by our management and it provides consistency in our financial reporting and therefore continuity to investors for comparability purposes. We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of our historical operating performance and our business units. EBITDA and Adjusted EBITDA have important limitations as analytical tools, such as:

•	they do not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments,

•	they do not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt,

•

although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects the cash required to fund such replacements, and

•

they do not reflect the effect of earnings or charges resulting from matters that our management does not consider to be indicative of our ongoing operations. However, some of these charges have recurred and may re-occur in the future.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to income from continuing operations computed in accordance with GAAP:

	Fiscal Year Ended
	January 2, 2011	January 1, 2012	December 31, 2012
Income from continuing operations	$54,371	$69,644	$144,558
Interest expense, net	34,452	68,346	75,473
Income tax provision (benefit)	34,364	43,172	(40,562)
Depreciation and amortization expense	44,365	81,548	91,685
Tax provision on equity in earnings of affiliates	2,212	2,406	1,660

EBITDA	169,764	265,116	272,814
Net loss attributable to noncontrolling interests	678	1,162	852
Stock based compensation expenses, pre-tax	4,639	6,113	6,543
Start-up transition expenses, pre-tax(a)	3,812	21,625	9,027
International bid related costs, pre-tax(b)	—	1,091	4,057
REIT conversion related expenses and other expenses, pre-tax(c)	—	—	15,670
M&A related expenses, pre-tax	25,381	6,308	1,471
Early extinguishment of debt, pre-tax	7,933	—	8,462
Gain on land sale	(801)	—	—
IRS Settlement(d)	(3,323)	—	—

Adjusted EBITDA	$208,083	$301,415	$318,896

(a)	Represents start-up/transition expenses of certain domestic facilities and our transportation contract in the U.K.

(b)	Represents international bid and proposal costs incurred in connection with potential opportunities in the U.K. and Australia.

(c)	Represents expenses related to our REIT conversion.

(d)	Represents a gain related to the settlement of a claim with the Internal Revenue Service.

(2)	We define Funds From Operations, or FFO, in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss), attributable to common shareholders (computed in accordance with GAAP), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. We define Normalized Funds From Operations, or Normalized FFO, as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure our actual operating performance. We define Adjusted Funds From Operations, or AFFO, as Normalized Funds From Operations adjusted for maintenance capital expenditures, non-cash stock-based compensation expenses, non-cash interest expense, non-real estate-related depreciation and amortization and certain other adjustments as defined from time to time. We believe that Funds From Operations, Normalized Funds From Operations, and Adjusted Funds From Operations are useful measures to investors as they provide information regarding cash that our operating business generates before taking into account certain cash and non-cash items that are non-operational in nature, provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting and therefore continuity to investors for comparability purposes. Our management uses these measures to monitor and evaluate our operating performance and to facilitate internal and external comparisons of our historical operating performance and our business units. Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations have important limitations as analytical tools, such as:

•	they exclude the depreciation and amortization unique to real estate assets that will likely have to be replaced in the future, and

•	they exclude the gains and losses from property dispositions and extraordinary items.

The following table provides a reconciliation of Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations to income from continuing operations computed in accordance with GAAP:

	Fiscal Year Ended
	January 2, 2011	January 1, 2012	December 31, 2012
Income from continuing operations	$54,371	$69,644	$144,558
Net loss attributable to noncontrolling interests	678	1,162	852
Real estate related depreciation and amortization	31,865	43,507	51,182

Funds From Operations	86,914	114,313	196,592
Income tax provision (benefit)	34,364	43,172	(40,562)
Income taxes paid	(34,475)	(15,621)	(2,764)
Equity in earnings of affiliates, net of income tax	(4,218)	(1,563)	(3,578)
Start-up/transition expenses(a)	3,812	21,625	9,027
International bid related costs(b)	—	1,091	4,057
REIT conversion related expenses and other expenses(c)	—	—	15,670
M&A related expenses	25,381	6,308	1,471
Early extinguishment of debt, pre-tax	7,933	—	8,462

Normalized Funds From Operations	119,711	169,325	188,375
Non-real estate related depreciation and amortization	12,500	38,041	40,503
Consolidated maintenance capital expenditures—real estate and non-real estate related	(17,244)	(33,796)	(30,739)
Stock based compensation expense	4,639	6,113	6,543
Amortization of debt costs and other non-cash interest	3,209	1,745	3,869

Adjusted Funds From Operations	$122,815	$181,428	$208,551

(a)	Represents start-up/transition expenses of certain domestic facilities and our transportation contract in the U.K.

(b)	Represents international bid and proposal costs incurred in connection with potential opportunities in the U.K. and Australia.

(c)	Represents expenses related to our REIT conversion.

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